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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 18, 2000


                              THE PMI GROUP, INC.
             (Exact name of registrant as specified in its charter)


Delaware                      1-13664                       94-3199675
(State of Incorporation)      (Commission File Number)      (I.R.S. Employer
                                                            Identification No.)


            601 Montgomery Street, San Francisco, California     94111
            (Address of principal executive offices)             (Zip Code)

Registrant's telephone number including area code:  (415) 788-7878



  __________________________________________________________________________
       (Former name or former address, if changed since last report.)
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Item 5.  Other Events

During The PMI Group, Inc.'s ("PMI") third quarter 2000 earnings conference call, PMI announced that it expected that primary loss reserves should remain relatively flat for the balance of 2000 and into 2001, assuming there is no significant change in credit conditions.

Cautionary Statement: The above statement is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995. This forward-looking statement is subject to a number of risks and uncertainties including, but not limited to, the following factors that could cause the Company's primary loss reserves to be higher than the levels expressed above:

PMI establishes loss reserves based upon estimates of the claim rate and average claim amounts, as well as the estimated costs, including legal and other fees,
of settling claims.   Such reserves are based on estimates, which are regularly
reviewed and updated. There can be no assurance that PMI's reserves will prove to be adequate to cover ultimate loss development on incurred defaults. The Company's financial condition and results of operations could be materially and adversely affected if PMI's reserve estimates are insufficient to cover the actual related claims paid and expenses incurred.

A number of factors affecting PMI and the mortgage industry in general could cause claims on policies issued by PMI to increase and this could materially adversely affect the Company's financial condition and results of operations. The loss experience of PMI could be materially and adversely affected by economic recession, declining housing values, higher employment rates, deteriorating borrower credit, rising interest rates, legislation impacting borrowers' rights, or any combination of such factors.

Any or all of these factors could affect the Company and cause PMI's performance to differ materially from the forward-looking statement contained herein. Other risks and uncertainties that could affect the Company are discussed in PMI's various Securities and Exchange Commission filings.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              The PMI Group, Inc.
                              (Registrant)


October 19, 2000              By: /s/ Victor J. Bacigalupi

                                  Victor J. Bacigalupi
                                  Executive Vice President,
                                  General Counsel and Secretary